UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 6, 2018

NIC INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-26621 (Commission File Number)	52-2077581 (I.R.S. Employer Identification No.)

25501 West Valley Parkway, Suite 300
Olathe, Kansas 66061
(Address of principal executive offices, including zip code)

(877) 234-3468
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b)    On June 6, 2018, Ross C. Hartley notified the Board of Directors (the “Board”) of NIC Inc. (“NIC” or the “Company”) that he is retiring as a director of the Company effective immediately.  Mr. Hartley’s decision to retire is not the result of any disagreement with the Company on any matter regarding the Company’s operations, policies or practices.

The Company deeply appreciates Mr. Hartley’s significant contributions as one of the Company’s founders and during his 20 years of service on the Board and wishes him well in the future.

(d)    Also, on June 6, 2018, the Board increased the size of the Board from nine to ten members and elected Jayaprakash Vijayan and Tony Scott to fill the vacancies resulting from Mr. Hartley’s retirement and the increase in size of the Board. Neither Mr. Vijayan nor Mr. Scott have currently been appointed to any committee of the Board.

There is no arrangement or understanding between Mr. Vijayan and any other person, nor Mr. Scott and any other person, pursuant to which Mr. Vijayan or Mr. Scott was elected to serve as a director of the Company. The Company is not aware of any transactions involving either Mr. Vijayan or Mr. Scott that are reportable under Item 404(a) of Regulation S-K.

Mr. Vijayan and Mr. Scott will receive the same compensation as other non-employee directors of the Company, prorated for the portion of the year served. Mr. Vijayan and Mr. Scott were each granted an award of restricted stock valued at $25,000, upon their election to the Board. Each award vests on the first anniversary of the grant date. The other significant components of compensation that Mr. Vijayan and Mr. Scott will be eligible to receive pursuant to the Company’s director compensation program are described under “Director Compensation” on pages 16 and 17 of the Company’s Proxy Statement for its Annual Meeting held on May 1, 2018, filed with the Securities and Exchange Commission on March 16, 2018, with respect to Board members.

The Company has also entered into an Indemnification Agreement with each of Mr. Vijayan and Mr. Scott in the same form that the Company has entered into with its other directors and certain of its officers. The Indemnification Agreement supplements and clarifies existing indemnification provisions of the Company’s Certificate of Incorporation and Bylaws and, in general, provides for indemnification to the fullest extent permitted by law, subject to the terms and conditions provided for in the Indemnification Agreement.

The foregoing description of the Indemnification Agreement is qualified in its entirety by reference to the full text of the form of Indemnification Agreement incorporated by reference herein as Exhibit 10.1.

ITEM 7.01	REGULATION FD DISCLOSURE.

On June 7, 2018, the Company issued a press release announcing the retirement of Mr. Hartley and the election of Mr. Vijayan and Mr. Scott to the Board, as described under Item 5.02, above. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth in such filing.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description
10.1	Form of Indemnification Agreement (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 11, 2009).

99.1	Press release issued by NIC Inc. dated June 7, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIC INC.

Dated:	June 7, 2018	/s/ Stephen M. Kovzan
Stephen M. Kovzan
Chief Financial Officer